Exhibit 99.1

ToughBuilt Industries Announces Pricing of $3.5 Million Public Offering

IRVINE, Calif., Feb. 14, 2024 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) (NASDAQ: TBLT; TBLTW), today announced the pricing of a public offering of 772,628 shares of its common stock (or pre-funded warrants in lieu thereof), together with warrants to purchase up to 772,628 shares of its common stock at an offering price to the public of $4.53 per share (or pre-funded warrant) and associated warrant. The warrants will have an exercise price of $4.405 per share, be exercisable upon issuance, and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about February 16, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $3.5 million, before deducting the placement agent’s fees and other offering expenses payable by ToughBuilt. The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital.

A registration statement on Form S-1 (File No. 333-276008) relating to these securities has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on February 13, 2024. The offering will be made only by means of a prospectus, which is part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 279,278 shares of the Company’s common stock that were previously issued in June 2023 and August 2023 and have exercise prices of $18.85 and $20.8065 per share, respectively, for $0.125 per amended warrant, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $4.405 per share.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TOUGHBUILT INDUSTRIES, INC.ToughBuilt is an innovative advanced product developer, manufacturer, and distributor with emphasis on innovative products, currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Hand tools, Storage and Job Site support equipment. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from the offering and statements concerning the anticipated closing and closing date of the offering and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with, (i) supply chain disruptions, (ii) market acceptance of our existing and new products, including the Company’s StackTech® mobile stacking toolbox system (iii) delays in bringing products to key markets, (iv) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (v) intense competition in the industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, (xiii) the consummation of the offering, (xiv) our satisfaction of the closing conditions in this offering and our use of the net proceeds in this offering, and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

ToughBuilt@KCSA.com